Exhibit 10.6

Pine Technology Acquisition Corp.

260 Lena Drive

Aurora, OH 44202

March 10, 2021

Peel Acquisition Company II, LLC
5423 17th Avenue

Brooklyn, NY 11204

Re: Administrative Services Agreement

Ladies and Gentlemen:

This letter agreement by and between Pine Technology Acquisition Corp., a Delaware corporation (the “Company”) and Peel Acquisition Company II, LLC, a Delaware limited liability corporation (the “Services Provider”), dated as of the date hereof, will confirm our agreement that, commencing on the date that securities of the Company are first listed on the Nasdaq Stock Market LLC (the “Listing Date”) and continuing until the earlier of the consummation by the Company of an initial business combination and the Company’s liquidation (in each case as described in the Registration Statement on Form S-1 (File No. 333-253278) filed with the Securities and Exchange Commission) (such earlier date hereinafter referred to as the “Termination Date”):

1.	The Services Provider (and/or any of its affiliates designated by the Services Provider) shall make available to the Company, at the address of the Services Provider referred to above (or any successor location or other existing office locations of the Services Provider or any of its affiliates), office space and administrative and support services as may be reasonably requested by the Company. In exchange therefor, the Company shall pay to the Services Provider, on the first day of each month, the sum of $10,000 per month commencing on the Listing Date and continuing monthly thereafter until the Termination Date; and

2.	The Services Provider hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind or nature whatsoever (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it presently has or may have in the future as a result of, or arising out of, this letter agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party, provided that the Services Provider may assign this letter agreement or any of its rights, interests, or obligations hereunder to an affiliate without the prior written approval of the Company. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto with respect to the subject matter described herein and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by and construed in accordance with the laws of the State of New York.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same letter agreement.

[Signature page follows]

Very truly yours,

PINE TECHNOLOGY ACQUISITION CORP.

By:	/s/ Christopher Longo
Name: Christopher Longo
Title: Chief Executive Officer

[Signature Page to Administrative Services Agreement]

AGREED TO AND ACCEPTED BY:

PEEL ACQUISITION COMPANY II, LLC

By:	/s/ Barry D. Zyskind
Name: Barry D. Zyskind
Title: Manager

[Signature Page to Administrative Services Agreement]